EXHIBIT 99.1

iPayment Inc.

FOR IMMEDIATE RELEASE                          Contact: Clay Whitson
                                                        Chief Financial Officer
                                                        (615) 665-1858, Ext. 100

                    iPAYMENT REPORTS SECOND-QUARTER RESULTS

             Announces Acquisition of Card Payment Solutions, Inc.

NASHVILLE, Tennessee - (August 6, 2003) - iPayment, Inc. (Nasdaq: IPMT) today announced financial results for the second quarter and six months ended June 30, 2003. For the second quarter, revenues increased 152% to $54,308,000 from $21,540,000 for the second quarter of 2002. Income from operations for the quarter increased to $5,534,000 or 10.2% of revenues from $871,000 or 4.0% of revenues for the second quarter of 2002. The Company had a net loss allocable to common shareholders for the second quarter of 2003 of ($796,000), or ($0.06) per diluted share, which included a non-cash pre-tax charge of $4,437,000, recognized as interest expense, due to the acceleration of amortization of debt warrant discounts as a result of early repayment of debt with proceeds from the initial public offering. For the second quarter of 2002, the net loss allocable to common shareholders was ($953,000), or ($0.21) per diluted share.

Commenting on the announcement, Gregory S. Daily, Chairman and Chief Executive Officer of iPayment, said, "As a newly public company, we are proud to report continued growth in revenues and operating income in the second quarter. Our focus on treating the ISO as our first customer continues to stimulate growth, with charge volume increasing to $1.556 billion in the second quarter from $415 million in the second quarter of 2002. We have successfully integrated the three significant acquisitions we completed last fall, and continue to be encouraged by their ongoing growth. Looking forward, we are confident in our ability to execute our growth strategy both from our ISO channel and additional acquisitions in the highly fragmented smallmerchant segment of the payment processing industry.

"Yesterday we closed the acquisition of Card Payment Solutions, Inc. (CPS), an ISO with a portfolio of over 4,000 small merchants and annual charge volume of approximately $400 million. The purchase price was approximately $16 million, consisting of $12 million cash, approximately $3 million stock and the assumption of approximately $1 million of debt, plus a contingent payment based upon performance up to a maximum $3 million. We are pleased to announce CPS as our first transaction as a public company because it contains several elements we find attractive in the ISO field. We are gaining an entrepreneurial management team with a proven marketing approach generating over 300 small merchants per month. We currently expect the transaction to provide approximately $0.04 in accretion to our earnings per diluted share in fiscal 2004."

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IPMT Reports Second-Quarter Results
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August 6, 2003

Outlook

The following statements summarize the Company's guidance for long-term growth in revenues and expansion in its operating margin, as well as specific guidance for fiscal 2003 and 2004.

The Company's long-term goal for annual growth in revenues remains 20%, with 10% to 15% growth excluding acquisitions. The Company reiterates its target annual range for its operating margin of 10% to 15% of revenues, with gradual improvement each year. As in the past, the operating margin may fluctuate on a quarterly basis, and the percentage may change as a result of acquisitions with higher or lower operating margins than the Company's margins.

For fiscal 2003, the Company is currently comfortable with a range for annual revenues of $205 million to $215 million, including the CPS acquisition, and an operating margin of approximately 11.5% to 12.5%.

For the second half of 2003, the Company currently expects net interest expense of approximately $200,000 per quarter, an effective tax rate of 30% or less, and approximately 18.0 million diluted weighted average shares outstanding, including 663,000 share equivalents from outstanding convertible promissory notes.

For fiscal 2004, the Company is currently comfortable with a range for annual revenues of $235 million to $250 million and a range for diluted earnings per share of $1.00 to $1.06, including approximately $0.04 accretion from the CPS acquisition.

Conference Call

Information The Company will host a conference call to discuss this release tomorrow at 10:30 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.ipaymentinc.com or www.companyboardroom.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. The online replay will be available at approximately 1:30 p.m. (Eastern Time) and continue for 30 days. A telephone replay of the call will also be available through August 14, 2003, at 719-457-0820 (Confirmation Number 141993).

This press release contains forward-looking statements about iPayment, Inc. within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For example, statements in the future tense, words such as "anticipates," "estimates," "expects," "intends," "plans," "believes," and words and terms of similar substance used in connection with any discussion of future results, performance or achievements identify such forward-looking statements. Those forward-looking statements involve risks and uncertainties and are not guarantees of future results, performance or achievements, and actual results, performance or achievements could differ materially from our current expectations as a result of numerous factors, including but not limited to the following: acquisitions; liability for merchant chargebacks; restrictive covenants governing our indebtedness; actions taken by our

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IPMT Reports Second-Quarter Results
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August 6, 2003

bank sponsors; migration of merchant portfolios to new bank sponsors; our reliance on card payment processors and on independent sales organizations; changes in interchange fees; risks associated with the unauthorized disclosure of data; imposition of taxes on Internet transactions; actions by our competitors; and risks related to the integration of companies and merchant portfolios we have acquired or may acquire. These and other risks are more fully disclosed in the registration statement on Form S-1 for our initial public offering filed with the U.S. Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

iPayment, Inc. is a provider of credit and debit card-based payment processing services to over 66,000 small merchants across the United States. iPayment's payment processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions, including transactions over the internet or by mail, fax or telephone.

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IPMT Reports Second-Quarter Results
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August 6, 2003

                                                         iPayment, Inc.
                                                 Unaudited Financial Highlights
                                        (In thousands, except share and per share data)

Consolidated Statements of Income                             Three months ended June 30,             Six months ended June 30,
                                                              ---------------------------             -------------------------
                                                                2003                2002                 2003            2001
                                                              --------            --------            ---------        --------
Revenues                                                      $54,308             $21,540             $100,983         $38,019

Interchange                                                    28,336               7,637               52,346          14,343
Other costs of services                                        18,529              11,631               34,806          19,592
Selling, general and administrative                             1,909               1,401                3,738           2,570
                                                              --------            --------            ---------        --------
  Total operating expenses                                     48,774              20,669               90,890          36,505
                                                              --------            --------            ---------        --------
Income from operations                                          5,534                 871               10,093           1,514
Interest expense, net                                           6,366               1,305                9,656           2,511
                                                              --------            --------            ---------        --------
Income before income taxes                                       (832)               (434)                 437            (997)
Income tax provision (benefit)                                   (250)                155                  131             310
                                                              --------            --------            ---------        --------
Net income (loss)                                                (582)               (589)                 306          (1,307)
Accretion of mandatorily redeemable convertible preferred
stock                                                            (214)               (364)                (652)           (703)
                                                              --------            --------            ---------        --------
Net loss allocable to common shareholders                     $  (796)            $  (953)            $   (346)        $(2,010)
                                                              ========            ========            =========        ========


Loss per share
  Basic                                                       $ (0.06)            $ (0.21)            $  (0.04)        $ (0.45)
  Diluted                                                     $ (0.06)            $ (0.21)            $  (0.04)        $ (0.45)
Weighted average shares outstanding
  Basic                                                        12,383               4,480                9,870           4,480
  Diluted (1)                                                  12,383               4,480                9,870           4,480

(1) Excludes weighted average common share equivalents for all periods because of net losses allocable to common shareholders. For the second quarter of 2003, weighted average common share equivalents were 1,208,671.

Percentages of Revenues
Interchange                                                     52.2%               35.5%                51.8%           37.7%
Other costs of services                                         34.1%               54.0%                34.5%           51.5%
Selling, general, and administrative                             3.5%                6.5%                 3.7%            6.8%
Income from operations                                          10.2%                4.0%                10.0%            4.0%

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
                                                     iPayment, Inc.
                                               Consolidated Balance Sheets
                                                     (In thousands)

                                                                                  June 30,                  December 31,
Assets                                                                              2003                        2002
                                                                                -----------                 ------------
                                                                                (Unaudited)

Cash and cash equivalents                                                        $ 25,260                     $  1,831
Accounts receivable, net                                                            9,152                        6,687
Prepaid expenses and other                                                          1,807                        1,287
                                                                                 ---------                    ---------
  Total current assets                                                             36,219                        9,805

Restricted cash                                                                     4,719                        3,070
Property and equipment, net                                                         1,679                        1,610
Intangible assets, net                                                             28,796                       31,758
Goodwill, net                                                                      59,969                       60,790
Other assets                                                                        6,744                        9,948
                                                                                 ---------                    ---------
Total assets                                                                     $138,126                     $116,981
                                                                                 =========                    ==========

Liabilities and stockholders' equity Reserve for merchant losses                 $  3,291                     $  4,411
Accounts payable and accrued expenses                                               7,900                       12,192
Current portion of long-term debt                                                   5,056                        7,383
                                                                                 ---------                    ---------
  Total current liabilities                                                        16,247                       23,986

Long-term debt                                                                     15,286                       70,688
Other liabilities                                                                   1,175                        2,118
                                                                                 ---------                    ---------
  Total liabilities                                                                32,708                       96,792
                                                                                 ---------                    ---------

Mandatorily redeemable convertible preferred stock                                      -                        6,670

Common stock                                                                      121,956                       29,736
Accumulated deficit                                                               (16,538)                     (16,217)
                                                                                 ---------                    ---------
  Total stockholders' equity                                                      105,418                       13,519
                                                                                 ---------                    ---------
Total liabilities and stockholders' equity                                       $138,126                     $116,981
                                                                                 =========                    =========

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
                                                  iPayment, Inc.
                                       Consolidated Statement of Cash Flows
                                                  (In thousands)
                                                    (Unaudited)

                                                                                                   Six Months Ended June 30,
                                                                                                   ---------------------------
                                                                                                     2003              2002
                                                                                                   ---------         ---------
Cash flows from operating activities:
  Net income (loss)                                                                                $    306          $ (1,307)
  Depreciation and amortization                                                                       3,925             2,387
  Noncash interest expense                                                                            6,366               414
  Changes in assets and liabilities:
    Accounts receivable                                                                              (2,465)           (1,344)
    Prepaid expenses and other current assets                                                          (520)              495
    Other assets                                                                                      2,785            (1,636)
    Reserve for merchant losses, accounts payable and accrued liabilities                            (3,754)            3,009
    Other liabilities                                                                                    13                55
                                                                                                   ---------         ---------
  Net cash provided by operating activities                                                           6,656             2,073
                                                                                                   ---------         ---------

Cash flows from investing activities:
  Changes in restricted cash                                                                         (1,649)             (600)
  Expenditures for property and equipment                                                              (380)             (126)
  Acquisitions of businesses, portfolios and other                                                     (234)            1,320
  Deferred payment for acquisition of business                                                       (2,099)               -
                                                                                                   ---------         ---------
  Net cash (used) provided by investing activities                                                   (4,362)              594
                                                                                                   ---------         ---------

Cash flows from financing activities:
  Repayments of debt                                                                                (53,728)           (2,610)
  Net borrowings on line of credit                                                                   (1,050)               36
  Proceeds from issuance of common stock                                                             75,913                 -
                                                                                                   ---------         ---------
  Net cash provided (used) by financing activities                                                   21,135            (2,574)
                                                                                                   ---------         ---------

Net increase in cash                                                                                 23,429                93
Cash at beginning of period                                                                           1,831               290
                                                                                                   ---------         ---------

Cash at end of period                                                                              $ 25,260          $    383
                                                                                                   =========         =========

Supplemental disclosure of cash flow information:
  Cash paid during the period for income taxes                                                     $     57          $     34
  Cash paid during the period for interest                                                         $  3,262          $  2,454

Supplemental disclosure of noncash investing and financing activities:
  Accretion of mandatorily redeemable convertible preferred stock                                  $    652          $    703
  Conversion of debt to common stock                                                               $  9,000          $      -
  Conversion of convertible preferred stock to common stock                                        $  7,322          $      -

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